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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 15, 2001



                      DIVERSIFIED CORPORATE RESOURCES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           TEXAS                         0-13984                75-1565578
 ---------------------------     -----------------------        ----------
 (STATE OR OTHER JURISDICTION       (COMMISSION FILE           (IRS EMPLOYER
     OF INCORPORATION)                  NUMBER)              IDENTIFICATION NO.)

           12801 N. CENTRAL EXPRESSWAY, SUITE 350, DALLAS, TEXAS 75243

           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 458-8500




                                (NOT APPLICABLE)

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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                              ITEM 5. OTHER EVENTS

         On March 15, 2001, M. Ted Dillard (the "Executive") resigned from his positions as President and Secretary of Diversified Corporate Resources, Inc., a Texas corporation (the "Company"), and as a member of the Company's Board of Directors. In connection with the resignation of the Executive, the Company and the Executive entered into a Severance Agreement and Mutual Release, dated as of March 15, 2001 (the "Severance Agreement"), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference. The Severance Agreement provides that (a) the Company make certain cash payments to the Executive, (b) the vesting of the options held by the Executive to purchase 5,556 shares of the Company's stock be accelerated from March 31, 2001, (c) the time to exercise the vested options held by the Executive, entitling the Executive to purchase from the Company shares of stock of the Company, is extended until December 31, 2002, and (d) the maturity date of the Executive's promissory note dated October 12, 1998, in the stated amount of $ 125,000.00 is extended from October 12, 2001 to July 17, 2003.

Additionally, on March 15, 2001, the Company announced that it had appointed Harry J. Sauer as the Chief Operating Officer of the Company. Background information related to Mr. Sauer is reflected in the Company's press release dated March 15, 2001, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Not applicable.

      (b)   Not applicable.

      (c) The following Exhibits are filed as a part of this Current Report on Form 8-K:

            10.1 Severance Agreement and Mutual Release, dated as of March 15, 2001, by and between between the Company And M. Ted Dillard.

            99.1    Press Release of the Company, dated March
                    15, 2001









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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                      D. C. R. I., INC.


Date: March 26, 2001                  By:  /s/  J. Michael Moore


                                      J. Michael Moore,
                                      Chairman and Chief Executive Officer



























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                                  EXHIBIT INDEX

Exhibit
  No.           Exhibit Description


10.1 Severance Agreement and Mutual Release, dated as of March 15, 2001, by and between D. C. R. I., Inc. and M. Ted Dillard.



99.1    Press Release of the Company, dated March 15, 2001


























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